Exhibit 99.1
Investor & Media Relations:	Patricia Figueroa +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the First Quarter of 2024

Company reports EPS of $4.14, Economic EPS of $5.37 in first quarter

Net Income (controlling interest) of $150 million, Economic Net Income (controlling interest) of $187 million
Economic Earnings per share increased 28% year-over-year, reflecting strong business momentum and the positive impact of our capital allocation strategy
Issued $450 million of 40-year junior hybrid debt and repurchased approximately $150 million in common stock

WEST PALM BEACH, FL, May 6, 2024 — AMG, a leading partner to independent investment management firms globally, today reported its financial and operating results for the first quarter of 2024.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“In the first quarter, AMG reported Economic Earnings per share of $5.37, a 28% increase relative to the year-ago quarter, reflecting our Affiliates’ excellent business and investment performance and the positive impact of our capital allocation strategy, including growth investments in both new and existing Affiliates.

“Our strategy to magnify the advantages of our Affiliates, while also preserving their independence and ownership culture, was illustrated in the first quarter by our ongoing collaboration with Pantheon. Supported by our long-term engagement on succession planning, Pantheon announced its management transition plan, entering its next phase of growth as it builds on its accelerating business momentum; the firm now manages more than $65 billion(i) in assets within private markets. In addition, during the quarter we continued to invest our capital and resources alongside Pantheon to support their strategic growth in delivering private markets solutions to the global wealth market, including seeding of a new private equity fund for the non-U.S. wealth market; partnering to launch, seed, and distribute a first-of its kind private credit secondaries fund for the U.S. wealth market; and the ongoing distribution support of the AMG Pantheon Fund — which now has more than $3 billion in assets under management.

“We also further positioned AMG for the future during the quarter. Having recently extended the duration of our debt to more than 20 years, we enhanced our financial flexibility and our balance sheet is in an excellent position. Our organization is thriving; we have developed and added outstanding talent, as Tom Wojcik became our Chief Operating Officer, reflecting our efforts to magnify our Affiliates’ long-term success, especially through collaboration on numerous initiatives in capital formation, and Dava Ritchea joined AMG as Chief Financial Officer, bringing extensive experience in private markets and liquid alternatives. Given our and our Affiliates’ distinct competitive advantages, we continue to be uniquely positioned to create meaningful incremental shareholder value over time.”

FINANCIAL HIGHLIGHTS	Three Months Ended
(in millions, except as noted and per share data)	3/31/2023	3/31/2024
Operating Performance Measures
AUM (at period end, in billions)	$668.0	$699.4
Average AUM (in billions)	660.4	680.0
Net client cash flows (in billions)	(3.2)	(3.7)
Aggregate fees	1,505.1	1,471.6
Financial Performance Measures
Net income (controlling interest)	$134.5	$149.8
Earnings per share (diluted)(1)	3.47	4.14
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$216.8	$259.8
Economic net income (controlling interest)	158.1	186.7
Economic earnings per share	4.18	5.37

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.
(i) As of December 31, 2023.

Capital Management
During the first quarter of 2024, the Company repurchased approximately $150 million in common stock and announced a first-quarter cash dividend of $0.01 per share of common stock, payable May 30, 2024 to stockholders of record as of the close of business on May 16, 2024. On March 20, 2024, the Company issued $450 million of 40-year junior hybrid debt.

About AMG
AMG (NYSE: AMG) is a strategic partner to leading independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in a diverse array of high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG’s unique opportunity set to the areas of highest growth and return. Through its distinctive approach, AMG magnifies its Affiliates’ existing advantages and actively supports their independence and ownership culture. As of March 31, 2024, AMG’s aggregate assets under management were approximately $699 billion across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13745308. The live call and replay of the session and a presentation highlighting the Company’s performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENTS OF CHANGES (in billions)

BY STRATEGY - QUARTER TO DATE	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total

AUM, December 31, 2023	$238.8	$186.6	$142.8	$104.5	$672.7
Client cash inflows and commitments	9.3	4.7	4.8	6.5	25.3
Client cash outflows	(4.6)	(9.4)	(10.3)	(4.7)	(29.0)
Net client cash flows	4.7	(4.7)	(5.5)	1.8	(3.7)
Market changes	7.4	11.1	13.0	3.0	34.5
Foreign exchange	(0.5)	(1.1)	(0.3)	(0.3)	(2.2)
Realizations and distributions (net)	(1.9)	(0.0)	(0.0)	(0.1)	(2.0)
Other	0.2	0.1	(0.2)	(0.0)	0.1
AUM, March 31, 2024	$248.7	$192.0	$149.8	$108.9	$699.4

BY CLIENT TYPE - QUARTER TO DATE	Institutional	Retail	High Net Worth	Total

AUM, December 31, 2023	$354.9	$196.0	$121.8	$672.7
Client cash inflows and commitments	10.3	8.5	6.5	25.3
Client cash outflows	(9.3)	(14.6)	(5.1)	(29.0)
Net client cash flows	1.0	(6.1)	1.4	(3.7)
Market changes	16.9	13.5	4.1	34.5
Foreign exchange	(1.3)	(0.6)	(0.3)	(2.2)
Realizations and distributions (net)	(1.9)	(0.1)	(0.0)	(2.0)
Other	0.0	0.1	0.0	0.1
AUM, March 31, 2024	$369.6	$202.8	$127.0	$699.4

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	3/31/2023	3/31/2024

Consolidated revenue	$517.4	$499.9

Consolidated expenses:
Compensation and related expenses	222.3	240.4
Selling, general and administrative	97.1	91.7
Intangible amortization and impairments	12.5	7.3
Interest expense	30.5	29.9
Depreciation and other amortization	3.7	3.0
Other expenses (net)	14.4	9.0
Total consolidated expenses	380.5	381.3

Equity method income (net)(3)	58.6	117.5
Investment and other income	38.0	18.0
Income before income taxes	233.5	254.1

Income tax expense	45.0	55.4
Net income	188.5	198.7

Net income (non-controlling interests)	(54.0)	(48.9)
Net income (controlling interest)	$134.5	$149.8

Average shares outstanding (basic)	35.9	32.8
Average shares outstanding (diluted)	39.9	40.1

Earnings per share (basic)	$3.74	$4.56
Earnings per share (diluted)(1)	$3.47	$4.14

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	3/31/2023	3/31/2024

Net income (controlling interest)	$134.5	$149.8
Intangible amortization and impairments	29.4	25.6
Intangible-related deferred taxes	14.8	16.3
Affiliate Transactions	(16.3)	—
Other economic items	(4.3)	(5.0)
Economic net income (controlling interest)	$158.1	$186.7

Average shares outstanding (adjusted diluted)	37.9	34.8
Economic earnings per share	$4.18	$5.37

Net income (controlling interest)	$134.5	$149.8
Interest expense	30.5	29.9
Income taxes	42.5	57.4
Intangible amortization and impairments	29.4	25.6
Affiliate Transactions	(21.6)	—
Other items	1.5	(2.9)
Adjusted EBITDA (controlling interest)	$216.8	$259.8
See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Period Ended
(in millions)	12/31/2023	3/31/2024

Assets
Cash and cash equivalents	$813.6	$793.4
Receivables	368.4	525.7
Investments in marketable securities	461.0	348.9
Goodwill	2,523.6	2,517.5
Acquired client relationships (net)	1,812.4	1,802.3
Equity method investments in Affiliates (net)	2,288.5	2,214.1
Fixed assets (net)	67.3	65.6
Other investments	480.9	522.9
Other assets	243.9	234.2
Total assets	$9,059.6	$9,024.6

Liabilities and Equity
Payables and accrued liabilities	$628.5	$634.1
Debt	2,537.5	2,524.9
Deferred income tax liability (net)	463.8	487.5
Other liabilities	466.3	464.6
Total liabilities	4,096.1	4,111.1

Redeemable non-controlling interests	393.4	393.0
Equity:
Common stock	0.6	0.6
Additional paid-in capital	741.4	712.1
Accumulated other comprehensive loss	(167.6)	(157.8)
Retained earnings	6,389.6	6,539.1
	6,964.0	7,094.0
Less: treasury stock, at cost	(3,376.1)	(3,503.8)
Total stockholders’ equity	3,587.9	3,590.2
Non-controlling interests	982.2	930.3
Total equity	4,570.1	4,520.5
Total liabilities and equity	$9,059.6	$9,024.6

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended
(in millions)	3/31/2023	3/31/2024
Numerator
Net income (controlling interest)	$134.5	$149.8
Income from hypothetical settlement of Redeemable non-controlling interests, net of taxes	0.7	13.0
Interest expense on junior convertible securities, net of taxes	3.4	3.4
Net income (controlling interest), as adjusted	$138.6	$166.2
Denominator
Average shares outstanding (basic)	35.9	32.8
Effect of dilutive instruments:
Stock options and restricted stock units	2.0	2.0
Hypothetical issuance of shares to settle Redeemable non-controlling interests	0.3	3.6
Junior convertible securities	1.7	1.7
Average shares outstanding (diluted)	39.9	40.1

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. We believe that many investors use our Adjusted EBITDA (controlling interest) when comparing our financial performance to other companies in the investment management industry. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash GAAP expenses primarily related to the acquisition of interests in Affiliates and to improve comparability between periods. Economic net income (controlling interest) and Economic earnings per share are used by management and our Board of Directors as our principal performance benchmarks, including as one of the measures for determining executive compensation. These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC’s website at www.sec.gov.

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to Affiliate Transactions, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments related to intangible assets (including the portion attributable to equity method investments in Affiliates) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. We also adjust for deferred taxes attributable to intangible assets because we believe it is unlikely these accruals will be used to settle material tax obligations. Further, we adjust for gains and losses related to Affiliate Transactions, net of tax, and other economic items. Other economic items include certain Affiliate equity activity, gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which

Notes (continued)

could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended
(in millions)	3/31/2023	3/31/2024
Average shares outstanding (diluted)	39.9	40.1
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(0.3)	(3.6)
Junior convertible securities	(1.7)	(1.7)
Average shares outstanding (adjusted diluted)	37.9	34.8

(3)    The following table presents equity method earnings and equity method intangible amortization and impairments, which in aggregate form Equity method income (net):

	Three Months Ended
(in millions)	3/31/2023	3/31/2024
Equity method earnings	$79.5	$138.3
Equity method intangible amortization and impairments	(20.9)	(20.8)
Equity method income (net)	$58.6	$117.5

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.